Exhibit 20.1
Nissan Auto Receivables 2005-B
Servicer's Certificate
for the month of October 2005

Collection Period	Oct-05	30/360 Days	30
Distribution Date	15-Nov-05	Actual/360 Days	29

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor
Total Portfolio		1,500,030,197.73	1,272,529,403.22	1,228,521,092.42	0.818998
Total Securities		1,500,030,197.73	1,272,529,403.22	1,228,521,092.42	0.818998
Class A-1 Notes	3.35780%	387,000,000.00	159,499,205.49	115,490,894.69	0.298426
Class A-2 Notes	3.75000%	290,000,000.00	290,000,000.00	290,000,000.00	1.000000
Class A-3 Notes	3.99000%	551,000,000.00	551,000,000.00	551,000,000.00	1.000000
Class A-4 Notes	4.18000%	197,028,000.00	197,028,000.00	197,028,000.00	1.000000
Certificates	0.00000%	75,002,197.73	75,002,197.73	75,002,197.73	1.000000

	Principal Payment	Interest Payment	Principal per $1000 Face Amount	Interest per $1000 Face Amount
Class A-1 Notes	44,008,310.80	431,428.51	113.7165654	1.1148024
Class A-2 Notes	0.00	906,250.00	-	3.1250000
Class A-3 Notes	0.00	1,832,075.00	-	3.3250000
Class A-4 Notes	0.00	686,314.20	-	3.4833333
Certificates	0.00	0.00	-	-
Total Securities	44,008,310.80	3,856,067.71

I. COLLECTIONS

Interest:
Interest Collections				3,314,145.66
Repurchased Loan Proceeds Related to Interest				0.00
Total Interest Collections				3,314,145.66

Principal:
Principal Collections				43,187,204.05
Repurchased Loan Proceeds Related to Principal				0.00
Total Principal Collections				43,187,204.05

Recoveries of Defaulted Receivables				413,634.70
Investment Earnings on Yield Supplement Account				211,376.91
Release from the Yield Supplement Account				3,213,080.92
Servicer Advances				33,608.49

Total Collections				50,373,050.73

II. COLLATERAL POOL BALANCE DATA
			Number	Amount
Pool Balance - Beginning of Period			80,589	1,272,529,403.22
Total Principal Collections				43,187,204.05
Principal Amount of Gross Losses				821,106.75
			79,318	1,228,521,092.42

III. DISTRIBUTIONS

Total Collections				50,373,050.73
Reserve Account Draw				0.00
Total Available for Distribution				50,373,050.73

1. Reimbursement of Advance				0.00

2. Servicing Fee:
Servicing Fee Due				1,060,441.17
Servicing Fee Paid				1,060,441.17
Servicing Fee Shortfall				0.00

3. Interest:
Class A-1 Notes Monthly Interest
Class A-1 Notes Interest Carryover Shortfall				0.00
Class A-1 Notes Interest on Interest Carryover Shortfall				0.00
Class A-1 Notes Monthly Interest Distributable Amount				431,428.51

Class A-1 Notes Monthly Interest Paid				431,428.51
Change in Class A-1 Notes Interest Carryover Shortfall				0.00

Class A-2 Notes Monthly Interest
Class A-2 Notes Interest Carryover Shortfall				0.00
Class A-2 Notes Interest on Interest Carryover Shortfall				0.00
Class A-2 Notes Monthly Interest Distributable Amount				906,250.00

Class A-2 Notes Monthly Interest Paid				906,250.00
Change in Class A-2 Notes Interest Carryover Shortfall				0.00

Class A-3 Notes Monthly Interest
Class A-3 Notes Interest Carryover Shortfall				0.00
Class A-3 Notes Interest on Interest Carryover Shortfall				0.00
Class A-3 Notes Monthly Interest Distributable Amount				1,832,075.00

Class A-3 Notes Monthly Interest Paid				1,832,075.00
Change in Class A-3 Notes Interest Carryover Shortfall				0.00

Class A-4 Notes Monthly Interest
Class A-4 Notes Interest Carryover Shortfall				0.00
Class A-4 Notes Interest on Interest Carryover Shortfall				0.00
Class A-4 Notes Monthly Interest Distributable Amount				686,314.20

Class A-4 Notes Monthly Interest Paid				686,314.20
Change in Class A-4 Notes Interest Carryover Shortfall				0.00

Total Note Monthly Interest
Total Note Monthly Interest Due				3,856,067.71
Total Note Monthly Interest Paid				3,856,067.71
Total Note Interest Carryover Shortfall				0.00
Change in Total Note Interest Carryover Shortfall				0.00

Total Available for Principal Distribution				45,456,541.85

4. Total Monthly Principal Paid on the Notes				44,008,310.80

Total Noteholders' Principal Carryover Shortfall				0.00
Total Noteholders' Principal Distributable Amount				44,008,310.80
Change in Total Noteholders' Principal Carryover Shortfall				0.00

5. Total Monthly Principal Paid on the Certificates				0.00

Total Certificateholders' Principal Carryover Shortfall				0.00
Total Certificateholders' Principal Distributable Amount				0.00
Change in Total Certificateholders' Principal Carryover Shortfall				0.00

Remaining Available Collections				1,448,231.05
Deposit from Remaining Available Collections to fund Reserve Account				0.00
Remaining Available Collections Released to Seller				1,448,231.05

IV. YIELD SUPPLEMENT ACCOUNT

Beginning Yield Supplement Account Balance				65,747,264.04
Release to Collection Account				3,213,080.92
Ending Yield Supplement Account Balance				62,534,183.12

V. RESERVE ACCOUNT

Initial Reserve Account Amount				7,500,150.99
Required Reserve Account Amount				7,500,150.99
Beginning Reserve Account Balance				7,500,150.99
Ending Reserve Account Balance				7,500,150.99

Reserve Account Triggers			Test Ratio	Actual Ratio	Result
Average Three Period Delinquency Percentage			2.00%	0.17%	Pass
Average Three Period Charge Off Rate			2.75%	0.54%	Pass

Required Reserve Account Amount for Next Period				7,500,150.99

VI. POOL STATISTICS

Weighted Average Coupon				3.12%
Weighted Average Remaining Maturity				46.23

Principal Recoveries of Defaulted Receivables				413,634.70
Principal on Defaulted Receivables				821,106.75
Pool Balance at Beginning of Collection Period				1,272,529,403.22
Net Loss Ratio				0.38%

Net Loss Ratio for Second Preceding Collection Period				0.68%
Net Loss Ratio for Preceding Collection Period				0.54%
Net Loss Ratio for Current Collection Period				0.38%
Average Net Loss Ratio				0.54%

Cumulative Net Losses for all Periods				2,325,010.65

Delinquent Receivables:			Amount	Number
31-60 Days Delinquent			10,824,235.16	611
61-90 Days Delinquent			2,066,719.32	122
91-120 Days Delinquent			710,875.04	39
Total Delinquent Receivables:			13,601,829.52	772
60+ Days Delinquencies as Percentage of Receivables			0.23%	0.20%

Delinquency Ratio for Second Preceding Collection Period				0.14%
Delinquency Ratio for Preceding Collection Period				0.18%
Delinquency Ratio for Current Collection Period				0.20%
Average Delinquency Ratio				0.17%